UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 25, 2024

FibroBiologics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-41934	86-3329066
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

455 E. Medical Center Blvd.

Suite 300

Houston, Texas 77598

(Address of principal executive offices and Zip Code)

(281) 671-5150

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common stock, par value $0.00001 per share	FBLG	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 25, 2024, Mr. Mark Andersen informed FibroBiologics, Inc. (the “Company”) of his decision to voluntarily resign from his position as the Company’s Chief Financial Officer, effective as of the earlier of (i) the date an interim or new Chief Financial Officer commences employment with the Company and (ii) November 15, 2024 (the “Officer Resignation Date”). Mr. Andersen indicated that he is resigning from the Company to pursue other opportunities.

In connection with his resignation, Mr. Andersen and the Company entered into a separation letter agreement on October 28, 2024 (the “Separation Agreement”). Pursuant to the Separation Agreement, Mr. Andersen will continue to be employed as the Company’s Chief Financial Officer through the Officer Resignation Date. During the period between the Officer Resignation Date and the Separation Date (as defined below) (the “Transition Period”), Mr. Andersen will continue to be an employee of the Company but will no longer have the powers, duties, and responsibilities commensurate with the position of Chief Financial Officer. During the Transition Period, Mr. Andersen’s primary responsibility will be to transition his duties and institutional knowledge to the interim or new Chief Financial Officer (or his or her designee), and to provide assistance on or lead projects as reasonably requested by the Company’s Chief Executive Officer and/or the interim or new Chief Financial Officer. Mr. Andersen’s employment with the Company will terminate on November 15, 2024, or such earlier date following the Officer Resignation Date as mutually agreed between Mr. Andersen and the Company (the “Separation Date”).

Prior to and during the Transition Period, Mr. Andersen will (i) continue to receive his current annual base salary of $325,000, payable in accordance with the Company’s normal payroll practices and subject to standard withholdings and deductions, (ii) continue to remain eligible for all regular employee benefits, provided, however, that he will remain eligible for coverage under the Company’s healthcare benefit plans only if he works at least 30 hours per week and otherwise continues to qualify for participation in such plans in accordance with their terms, and (iii) will be reimbursed for authorized work-related expenses in accordance with the Company’s expense reimbursement policy. Any outstanding options to purchase shares of the Company’s common stock previously granted to Mr. Andersen will continue to vest and become exercisable during the Transition Period in accordance with their terms. Except as expressly modified by the Separation Agreement, the Employment Agreement between Mr. Andersen and the Company effective May 31, 2022 will remain in full force and effect in accordance with its terms until the Separation Date.

If Mr. Andersen executes, and does not revoke, the additional release of claims set forth as an exhibit to the Separation Agreement (the “General Release”), the Company will (i) pay Mr. Andersen an amount equal to one-twelfth of the amount of the base salary in effect at the Separation Date paid for a period of nine (9) months following the Separation Date (the “Transition Payment Period”), and (ii) will reimburse Mr. Andersen for the monthly premium he timely pays during the Transition Payment Period or until he obtains new employment, whichever comes first, for COBRA continuation coverage timely elected by him for himself and his family (the “Transition Payments”). The Transition Payments will be subject to required payroll deductions and withholdings, and will be made in installments and paid on the Company’s regular payroll cycle as if installments were payments of base salary, provided, however, that those Transition Payments otherwise scheduled to be made prior to the date the General Release becomes effective shall accrue and be paid in the first payroll period that follows such date. If Mr. Andersen executes, and does not revoke, the General Release, the Company will also amend Mr. Andersen’s options vested as of the Separation Date to provide that the expiration date to exercise any options that were vested as of the Separation Date shall remain outstanding and exercisable for the shorter of (i) 270 days following the Separation Date, or (ii) the original expiration date as indicated in the grant notice with respect to the particular option.

The foregoing is only a summary of certain terms of the Separation Agreement and the General Release and is qualified in its entirety by the full text of the Separation Agreement and the General Release, which will be filed with the Company’s Annual Report on Form 10-K and incorporated by reference herein.

Appointment of Interim Chief Financial Officer

The Company has appointed Mr. Robert Hoffman, 58, as Interim Chief Financial Officer, effective October 30, 2024 (the “Appointment Date”). Mr. Hoffman will serve as the Company’s principal financial officer and principal accounting officer until the appointment of his successor.

Mr. Hoffman has served on the Board of Directors (the “Board”) of the Company since April 2021. Mr. Hoffman currently serves as a member of the board of directors of TuHURA Biosciences, Inc., a Phase 3 registration-stage immuno-oncology company developing novel technologies to overcome resistance to cancer immunotherapy, and a member of the board of directors of ASLAN Pharmaceuticals Limited (Nasdaq: ASLN), a dermatology-focused biotechnology company. Until October 2024, Mr. Hoffman served as President, CEO and Chairperson of the board of directors of Kintara Therapeutics, Inc., a clinical stage, biopharmaceutical company focused on the development and commercialization of new cancer therapies, and previously served as Senior Vice President and Chief Financial Officer of Heron Therapeutics, Inc., (Nasdaq: HRTX), a commercial-stage biotechnology company, from April 2017 to October 2020, and as Chief Financial Officer of AnaptysBio, Inc. (Nasdaq: ANAB), a specialty pharmaceutical company, from July 2015 to September 2016. From June 2012 to July 2015, Mr. Hoffman served as the Senior Vice President, Finance and Chief Financial Officer of Arena Pharmaceuticals, Inc., or Arena, a biopharmaceutical company, prior to its acquisition by Pfizer Inc. in March 2022. From August 2011 to June 2012 and previously from December 2005 to March 2011, Mr. Hoffman served as Arena’s Vice President, Finance and Chief Financial Officer and in a number of various roles of increasing responsibility from 1997 to December 2005. Mr. Hoffman formerly served as a member of the board of directors of Antibe Therapeutics Inc., a Toronto, Canada-based pharmaceutical company listed on the Toronto Stock Exchange from late 2020 to April 2024 and as its Chairman from May 2022 to April 2024, a member of the board of directors of Saniona AB, a biopharmaceutical company, from September 2021 to May 2022, and as a member of the board of directors of Kura Oncology, Inc. (Nasdaq: KURA), a cancer research company, from March 2015 to August 2021. He also previously served as a member of the board of directors of CombiMatrix Corporation, a molecular diagnostics company, MabVax Therapeutics Holdings, Inc., a biopharmaceutical company, and Aravive, Inc. (Nasdaq: ARAV), a clinical stage biotechnology company. Mr. Hoffman serves as a member of the steering committee of the Association of Bioscience Financial Officers. Mr. Hoffman formerly served as a director and President of the San Diego Chapter of Financial Executives International and was an advisor to the Financial Accounting Standard Board, or FASB, from 2010 to 2020, advising the U.S. accounting rulemaking organization on emerging issues and new financial guidance. Mr. Hoffman holds a B.B.A. from St. Bonaventure University.

In his new role, Mr. Hoffman will receive cash compensation of $45,833 per month, subject to standard withholdings and deductions, will be reimbursed for reasonable expenses for travel to Houston, Texas, and will be eligible for all regular employee benefits.

Item 8.01. Other Events.

Board Changes

Effective on the Appointment Date, (A) Mr. Hoffman will (i) become a non-independent director of the Board, and (ii) step down from both the Audit Committee and Compensation Committee of the Board; (B) Mr. Richard Cilento will become Chairman of the Audit Committee, be the “audit committee financial expert”, and join the Compensation Committee; (C) Ms. Stacy Coen will join the Audit Committee; and (D) Mr. Matthew Link will become Chairman of the Compensation Committee.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: October 29, 2024	FibroBiologics, Inc.

	By:	/s/ Pete O’Heeron
	Name:	Pete O’Heeron
	Title:	Chief Executive Officer